Exhibit (a)(5)(J)

Salient’s Acquisition of ATSC February 24, 2012

Who is ATS Corporation? 2/24/2012 Company Confidential | www.salientfed.com 2 Provider of full lifecycle IT systems solutions, mission-driven consulting services, and responsive infrastructure support Clients include— Federal civilian agencies Department of Defense Public safety National security customers Commercial enterprises

Why Salient is Acquiring ATSC? Expands portfolio of capabilities, tools, and technologies Adds robust staff of highly skilled professionals Expands our portfolio of acquisition contracts with new vehicles Diversifies our contract base for improved stability 2/24/2012 Company Confidential | www.salientfed.com 3

Acquiring ATSC Expands the Portfolio of Capabilities and Services We Can Offer Expands portfolio of capabilities, tools, and technologies including A strong foundation in UML and Rational tools A financial services platform Strong credentials in Agile SCRUM Agency-wide IT Infrastructure and Cloud Computing Large scale Systems Integration Expands our portfolio of services to include— Case management Federal financial systems Supply chain management Border/port security Health information systems All this allows Salient to offer broader range of capabilities to our existing customers 2/24/2012 Company Confidential | www.salientfed.com 4

Acquiring ATSC Complements Our Existing Capabilities with Additional Highly Skilled Staff ATSC has over 400 employees, 110 with active clearances Software and systems development Information sharing and assurance IT infrastructure and cloud computing Agile SCRUM development leadership Brings Salient’s employee base to over 1100 Adding this expertise to Salient’s employee base will allow us to offer additional highly skilled experts to our existing customers quickly and effectively, as your needs arise 2/24/2012 Company Confidential | www.salientfed.com 5

Acquiring ATSC Expands Salient’s Portfolio of Acquisition Contracts Salient currently holds several prime vehicles including— ENCORE II Seaport-E FBI ITSSS SMDIS III GSA Schedules 70, 871, and 874 Through ATSC our portfolio of acquisition contracts expands to include GSA ALLIANT GWAC Access to entire Federal market $50B ceiling Available to Salient clients through 2019 GSA ALLIANT is a very important, long term contract that’s accessible to all Salient information technology clients 2/24/2012 Company Confidential | www.salientfed.com 6

ATSC Expands Salient’s Customer Base and Experience as a Prime ATSC has a strong footprint in the federal civilian market, complementing Salient’s current strength in DOD and Intelligence The combination of Salient and ATSC allows us to provide services across a broader set of Federal government agencies 80% of ATSC’s business is derived from prime federal contracts with long term direct relationships with extremely satisfied clients Mature prime contractor management processes Corporately appraised at CMMI Level III ISO 9001 certified EVMS certified by major federal agency This broader exposure to more clients across the Federal market will allow you to benefit from our economies of scale and allow us to leverage lessons learned from a broader set of client engagements 2/24/2012 Company Confidential | www.salientfed.com 7

Bottom Line: Extended Range and Depth of Solutions and Services Offerings The acquisition of ATSC expand the opportunities for both our customers and employees as it will allow us to extend the range and depth of solutions we can offer, as well as open new markets to pursue 2/24/2012 Company Confidential | www.salientfed.com 8

Contact Primary contact is through your current Salient Program Manager and Business Unit Executive You can also feel free to reach out to our executive leadership Brad Antle, Chief Executive Officer, brad.antle@salientfed.com Bill Parker, Chief Operating Officer, bill.parker@salientfed.com Ted Dunn, Chief Financial Officer, ted.dunn@salientfed.com Tom Lloyd, VP, Corporate Development, tom.lloyd@salientfed.com Corporate Headquarters 4000 Legato Road, Suite 600 Fairfax, VA 22033 (703) 891-8200 www.salientfed.com 2/24/2012 Company Confidential | www.salientfed.com 9

Disclaimer This presentation is neither an offer to purchase nor solicitation of an offer to sell securities. The tender offer for the outstanding shares of ATSC’s common stock described in this presentation has not commenced. At the time the offer is commenced, a subsidiary of Salient will file a tender offer statement on Schedule TO with the Securities and Exchange Commission (the “SEC”), and ATSC will file a solicitation/recommendation statement on Schedule 14D-9, with respect to the offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. Those materials will be made available to ATSC’s stockholders at no expense to them. In addition, all of those materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website: www.sec.gov. 2/24/2012 Company Confidential | www.salientfed.com 10